Exhibit 99.1

NasdaqGS: SNTS Analyst Day and Investor Briefing January 19, 2011

Safe Harbor This presentation may include forward-looking statements that are based on our management's beliefs and assumptions and on information currently available to our management. The inclusion of forward-looking statements should not be regarded as a representation by Santarus that any of its plans will be achieved. Actual results may differ materially from those set forth in this presentation due to the risks and uncertainties inherent in Santarus' business, including, without limitation: Santarus' ability to generate sales of Zegerid(r), Glumetza(r) and Cycloset(r) brand products; risks related to Santarus' product development programs; Santarus' ability to generate revenue under its strategic alliances with Merck, GSK and Norgine; Santarus' ability to maintain patent protection and data exclusivity for its products and product candidates; other difficulties or delays in development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, Santarus' products; and other risks detailed in Santarus' public filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Santarus undertakes no obligation to revise or update this presentation. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995. Santarus(r), Ultesa(tm), Zegerid(r) and Zegerid OTC(r) are trademarks of Santarus, Inc. MMX(r) is a trademark of Cosmo Technologies Limited. Glumetza(r) is a trademark of Biovail Laboratories International S.r.l. licensed exclusively in the U.S. to Depomed, Inc. Rhucin(r) is a trademark of Pharming Group NV. Cycloset(r) is a trademark of VeroScience LLC. All other trademarks appearing in this presentation are the property of their respective owners. January 19, 2011 2

Agenda Welcome Martha L. Hough, Vice President, Finance and Investor Relations, Santarus, Inc. Strategic Overview and 2011 Financial Outlook Gerald T. Proehl, President, Chief Executive Officer & Director, Santarus, Inc. Cycloset(r) - Clinical/Medical Background Dr. J. Michael Gaziano, Chief, Division of Aging, Brigham & Women's Hospital, Professor of Medicine, Harvard Medical School Ultesa(tm) (Budesonide MMX(r)) - Overview and Top-line Phase III Clinical Study Results Dr. Simon P.L. Travis, Consultant Gastroenterologist, Translational Gastroenterology Unit, John Radcliffe Hospital, Oxford, UK January 19, 2011 3

Agenda - Continued

- Ulcerative Colitis – Treatment Perspective
  - Dr. William J. Sandborn, Professor of Clinical Medicine and Chief of the Division of Gastroenterology, University of California, San Diego
- Rhucin® and Hereditary Angioedema (HAE)
  - Dr. Bruce L. Zuraw, Professor of Medicine and Chief, Allergy and Immunology, University of California, San Diego, Research Scientist, San Diego VA Healthcare
- SAN-300 (anti-VLA-1 antibody)
  - Dr. Mark C. Totoritis, Senior Vice President, Biologics, Santarus, Inc.
- Wrap-up/Question & Answer Session
  - Gerald T. Proehl, President, Chief Executive Office & Director, Santarus, Inc.

January 19, 2011
SANTARUS, INC.
4

Santarus Business Strategy Develop and commercialize proprietary pharmaceutical products Address unmet medical needs of patients treated by physician specialists Balance product portfolio and investments in R&D and SG&A to achieve meaningful, sustainable growth in revenues and profits Business decisions made in 2010 provide foundation for exciting prospects for the company's future January 19, 2011 5

Santarus Offers Attractive Mix of Commercial & Development Opportunities Development Opportunities Development Opportunities *Zegerid(r) is a non-promoted prescription product that continues to generate revenue. In addition, Zegerid OTC(r) is promoted by Merck Consumer Care. GlaxoSmithKline and Norgine have rights to Zegerid in certain territories outside the U.S. Positive results in two Phase III studies Enrolling patients in Phase III in TD BLA submitted late December 2010 Phase II to begin in early 2011 Phase I to begin in late March/April 2011 - RA is first targeted indication January 19, 2011 6

Product Focus - Create Competitive Advantage Product Focus - Create Competitive Advantage Unmet Medical Needs Multiple Indications Multiple Formulations Patents and/or Technology Product Differentiation Balanced Portfolio Pricing Flexibility January 19, 2011 7

Specialty Focus - Leverage Commercial Investment

Sales Reps	Physician Specialist	Today	Near Term	Long Term	Products & Product Candidates
110	Endocrinologists	X			Glumetza® Cycloset®
+80	Gastroenterologists		X		Ultesa™ Rifamycin SV MMX® SAN-300
+25	Allergists/Immunologists		X		Rhucin® SAN-300
+30	Rheumatologists			X	SAN-300

January 19, 2011
8

Financial Focus - Increase Shareholder Value Sales per Rep Revenue SG&A as % Revenue R&D as % Revenue Profits & Cash Flow January 19, 2011 9

Historical Financial Performance 2005 - 2009 Total Revenue $27 $49 $94 $130 $172 Net Income (Loss) 2004 2005 2006 2007 2008 2009 Net Loss -83 -65 -56 -44 -18.5 32.1 2005 2006 2007 2009 2008 -$65 -$56 -$44 -$19 $32 ($ Millions) January 19, 2011 10

Three Months Ended Sept 30, *First quarter of generic competition for Zegerid(r) **Includes $7.3 million in restructuring costs and $15 million upfront for Rhucin agreement Cash, cash equivalents & short-term investments: $65.1 million at September 30, 2010 Financial Results through September 2010 (Unaudited) (Unaudited) (Unaudited) Nine Months Ended Sept 30, January 19, 2011 11

2011 Financial Outlook Expect top-line revenue growth to be positively impacted by resupply of Glumetza(r) 500 mg and launch of Cycloset(r) Realize benefit from full year impact of 3Q 2010 restructuring, which significantly reduced commercial infrastructure Estimate revenues of at least $110 million Achieve at least GAAP breakeven January 19, 2011 12

Near Term Value Drivers for Santarus Glumetza(r) return to revenue growth Cycloset(r) educate endocrinologists and establish sales momentum Rhucin(r) BLA acceptance for FDA review expected in February 2011 Initiation of Rhucin Phase III study sites in HAE in January 2011 Estimate 12 to 18 months to complete the Phase III study Ultesa(tm) (budesonide MMX(r)) NDA submission planned for end of 2011 SAN-300 (anti-VLA-1 antibody) Phase I study to commence late March/April 2011 Estimated completion in 1H 2012 Rifamycin SV MMX(r) Phase III clinical study in Travelers' Diarrhea currently enrolling patients Estimated completion 1H 2012 Solid financial management January 19, 2011 13

J. Michael Gaziano, MD, MPH Professor of Medicine, Harvard Medical School Chief, Division of Aging, Brigham and Women's Hospital

Accountant with Early Diabetes 59-year-old man No history of CVD Father died at age 45 of MI Nonsmoker BP: 144/89 mm Hg (treated) BMI 29 Lipid parameters Total cholesterol: 243 mg/dL LDL-C: 172 mg/dL HDL-C: 36 mg/dL Triglycerides: 168 mg/dL Fasting Blood Sugar 138 January 19, 2011 15

Classification of Interventions Class I Basic and observational research support causal association Intervention studies document benefit of modification Cost- and risk-benefit data available Class II Basic and observational research support causal association Intervention data are limited No cost ^ or risk-benefit data Class III Emerging risk factors where causal relationship is not clear Interventions may not be available January 19, 2011 16

Class I Class II Smoking Dyslipidemia Hypertension Prophylactic Meds: Aspirin Diabetes / Pre-Diabetes Physical inactivity Obesity Diet / Alcohol intake Gaziano, Ridker, Libby; in Heart Disease, Braunwald. Class I and II Risk Factors/Interventions January 19, 2011 17

Antidiabetic Therapies Lack Evidence of Efficacy in Reducing CVD Events Current therapies were initially approved on the basis of glucose and HbA1C endpoints. Tight glucose control may delay progression of retinopathy, renal disease, and neuropathy, but there are limited data in the prevention of macrovascular events. Recent data raise concerns that some strategies may be harmful. January 19, 2011 18

Study CVD MortalityRR (95% CI) Nonfatal MIRR (95% CI) Fatal and Nonfatal StrokeRR (95% CI) UKPDS, 1998 0.81 (0.65 - 1.02) 1.12 (0.83 - 1.52) 1.12 (0.83 - 1.52) VADT, 2009 1.32 (0.83 - 2.11) 0.78 (0.55 - 1.11) 0.78 (0.48 - 1.27) ADVANCE, 2008 0.88 (0.74 - 1.03) 0.98 (0.79 - 1.22) 0.97 (0.81 - 1.15) ACCORD, 2008 1.43 (1.11 - 1.86) 0.79 (0.66 - 0.95) 1.05 (0.77 - 1.45) Glycemic control in type 2 diabetes: time for an evidence-based about-face? Montori VM, Fernandez-Balsells M. Ann Intern Med. 2009 Jun 2;150(11):803-8. Previous Trials of Tight vs. Conventional Glycemic Control January 19, 2011 19

Highly conserved trait over 400 million years of vertebrate evolution. Confers a major survival advantage. Seasonally induced; centrally controlled through circadian neuroendocrine systems. Deleterious when it becomes over-expressed and permanent. Inherent plasticity in these central systems permits reversibility. Insulin-resistance State January 19, 2011 20

Body fat (%) dry weight May August Annual Cycle of Body Fat Levels in White-throated Sparrows January 19, 2011 21

Daylight, diet, activity Influences on Peripheral Metabolism Circadian "Clock" Governs Other Hypothalamic Metabolic Control Centers January 19, 2011 22

Seasonal Variation Among Hunter-gatherers and Western Populations % body fat Years % body fat Years January 19, 2011 23 Hunter-gatherers Western Populations

Scraton R. BMC Endocrine Disorders 2007:7:1-3 Cycloset(r) (bromocriptine mesylate) Cycloset is the first and only centrally-acting dopamine agonist for the treatment of adults with type 2 diabetes that reduces insulin resistance resulting in a decrease in hepatic glucose output and an increase in tissue glucose uptake. This results in an overall reduction in HbA1c. Taken in the morning within 2 hours of waking, Cycloset reduces fasting and postprandial hyperglycemia without increasing insulin levels. Cycloset has demonstrated cardiovascular safety. January 19, 2011 24

Cycloset®: Proposed Mechanism of Action


Morning administration (within 2 hours of waking) of CYCLOSET
Corrects
Low dopaminergic tone in hypothalamus in early morning in diabetes
Restoration of morning peak in dopaminergic activity (via D2 receptor-mediated activity)
↑Sympathetic tone
↑HPA axis tone
↑ Hepatic gluconeogenesis
↑ FFA and TG
↑ Insulin resistance
↑ Inflammation/hypercoagulation
↓Sympathetic tone
↓HPA axis tone
↓ Hepatic gluconeogenesis
↓ FFA and TG
↓ Insulin resistance
↓ Inflammation/hypercoagulation
Impaired glucose metabolism, hyperglycemia and insulin resistance Adverse cardiovascular pathology
Decreased postprandial glucose levels Reduction in insulin resistance Day-long reduction in plasma glucose, TGs and FFAs

Fonseca. Use of Dopamine agonists in Type-2-Diabetes. Oxford American Pocket Cards. OUP, 2010
Cincotta. Hypothalamic role in Insulin Resistance and insulin Resistance Syndrome. Frontiers in Animal Diabetes Research Series. Taylor and Francis, Eds Hansen, B Shafrir, E London, pp 271-312, 2002

January 19, 2011 25

Cycloset(r) Efficacy and Safety* *Please see www.Cycloset.com for full prescribing and safety information

Summary of Cycloset(r) Phase III Efficacy Data Four phase III studies that evaluated safety and efficacy1,2 One 24-week monotherapy trial (n = 159) Cycloset plus diet and exercise compared to placebo Two 24-week add-on to sulfonylurea trials (n = 494) Cycloset plus SU compared to placebo plus SU One 52-week safety trial (n = 3095) For the first 24 weeks, patients with baseline HbA1c ^ 7.5 in the safety trial were also evaluated for efficacy (n = 559) Investigators were allowed to adjust doses of background anti-diabetic medications at any time during the trial and additional antidiabetic medications were permitted after Week 12, if needed to maintain ideal glycemic control. Reduction in HbA1c in the Cycloset groups between 0.4 and 0.9 relative to placebo. There is limited efficacy data in combination with TZDs. Efficacy has not been confirmed in combination with insulin.1,2 1. Cylcoset PI 2010 2. EASD 2008 January 19, 2011 27

† ANOVA analysis of treatment and hour indicate a significant treatment effect over the entire diurnal (7 am to 7 pm) period (p<0.02) *Significantly different from control (p<0.05) Decrement in A1c (-0.6%, p=0.018) at 24 weeks -40 0 40 -31 -35 -39* -31 -49 -47* -16 -23 -32* Placebo CYCLOSET† -20 20 Plasma Glucose Change From Baseline (mg/dl) TIME 7 8 9 AM 12 1 2 PM 5 6 7 PM MEAL ?A1c vs Placebo Effect of Cycloset(r) Monotherapy on Diurnal Plasma Glucose Levels in Type 2 Diabetes Subjects MEAL MEAL Cincotta et al, Expert Opin Investig Drugs 1999;8:1683-707 January 19, 2011 28

Scranton and Cincotta. Expert Opin Pharmacother 2010;11:269-7 29% P<0.01 19% P<0.02 -200 -100 0 100 200 Plasma FFA- Change From Baseline (meg/L) -150 -195 -180 -114 -169 -183 -136 -166 -109 Placebo CYCLOSET Fasting FFA = 850 ?g/L ?TG vs Placebo -80 -40 0 40 80 -91 -111 -93 -63 -67 -73 -59 -59 -50 Plasma TG Change From Baseline (mg/dl) TIME 7 8 9 AM 12 1 2 PM 5 6 7 PM Placebo CYCLOSET Fasting TG = 248 mg/dL MEAL MEAL MEAL ?FFA vs Placebo Effect of Cycloset(r) Monotherapy as Adjunct to SU on Diurnal Plasma Triglyceride and FFA Levels in T2D Subjects (N=398) January 19, 2011 29

Data on file, Santarus, Inc Scranton et al, Diabetologia 2008; 51 (Suppl. 1): S372-373. Poster, EASD 2008. Rome, Italy Cincotta et al, Diabetologia 2008; 51 (Suppl. 1): S22. Poster, EASD 2008. Rome, Italy 0.6% to 0.9% HbA1c reductions vs. placebo when Cycloset added to other oral antidiabetics (OAD) Placebo Cycloset Failing Any OAD (n=412) Failing Metformin +- OAD (n=282) Failing Metformin + Sulfonylurea (n=192) Failing TZD +- OAD (n=81) 0.4 0.2 0 -0.2 -0.4 -0.6 -0.8 HbA1c changes from baseline vs. placebo in patients completing 24 weeks of treatment (per protocol population) (%) Average baseline HbA1c 8.3% P<.0001 P<.0001 P=.0002 P=.0026 - 0.57 - 0.69 - 0.69 - 0.91 Efficacy data in combination with thiazolidinediones are limited. Efficacy has not been confirmed in combination with insulin. Cycloset(r) Safety Trial: 24 Week Evaluation of A1c Reduction of Cycloset vs. Placebo January 19, 2011 30

Cycloset (r): Summary of Efficacy Following once-daily, early morning administration of Cycloset: Cycloset controlled glucose throughout the day, reducing postprandial glucose without increasing insulin levels Cycloset reduced HbA1c by 0.6%-0.9% vs. placebo when added to other oral antidiabetics Cycloset adds consistent glycemic control, with 35% to 40% of patients failing other oral antidiabetics reaching HbA1c goal in 24 weeks 3 times as many patients reached a goal HbA1c of ^ 7.0 from a baseline average HbA1c of 8.3 January 19, 2011 31

Cycloset(r) Safety Trial Phase III Clinical Trial Where Overall Safety and CV Safety Were the Primary Objectives Diabetes Care July 2010 January 19, 2011 32

Cycloset(r) Safety Trial 52 Week, 74 Center RCT, Assessed the Safety (All Cause Serious Adverse Events and CVD Safety) and Efficacy of Cycloset in a Broad Patient Population of Adults with Type 2 Diabetes Mellitus (n = 3070) Real World Patient Population - Broad Inclusion Criteria Age 30 - 80 years Body mass index ^ 43 Diagnosis of type 2 diabetes of > 6 months from screening with a HbA1c ^ 10.0 (no lower HbA1c boundary) One diet only, one or two oral diabetes agents, insulin alone or in combination with an oral diabetes agent Including patients with a history of preexisting CVD and CHF (NYHA I & II) Scranton R. BMC Endocrine Disorders 2007;7:e1-7 January 19, 2011 33

*MI, Stroke, hospitalization unstable angina, hospitalization CHF, or coronary revasc. KM Curve: the separation in favor of Cycloset begins 3 months and persists through the end of the study HR 0.58 (95% CI 0.35-0.96) RRR=42% KM Curve - Cycloset(r) Safety Trial Cumulative Percent Composite CVD Endpoint Gaziano JM et al. Diabetes Care July 2010 January 19, 2011 34

ADA in abstract 2008 HR 0.45 (95% CI 0.2-0.99) KM Curve: the separation in favor of Cycloset begins 3 months and persists through the end of the study RRR= 55% KM Curve - Cycloset(r) Safety Trial Cumulative Percent MACE Endpoint January 19, 2011 35

Summary First centrally acting dopamine agonist for the treatment of type 2 diabetes in adults Unique formulation with no therapeutic equivalent Decreases post-meal hyperglycemia without increasing plasma insulin release Reduces HbA1c between 0.4 - 0.9% alone or in combination with anti-diabetes medications In the safety study, Cycloset(r) use was not associated with an increased risk for adverse CV events 42% relative risk reduction [HR 0.58 (95% CI, 0.35-0.96)] in one year for the composite Cardiovascular Endpoint compared to placebo. 1.5% of patients on Cycloset versus 3% on placebo experienced the composite CVD endpoint. January 19, 2011 36

Accountant with Early Diabetes January 19, 2011 37 59-year-old man No history of CVD Father died at age 45 of MI Nonsmoker BP: 144/89 mm Hg (treated) BMI 29 Lipid parameters Total cholesterol: 243 mg/dL LDL-C: 172 mg/dL HDL-C: 36 mg/dL Triglycerides: 168 mg/dL Fasting Blood Sugar 138

Overview of Budesonide MMX(r) (Ultesa(tm)) Phase III results: US and EU trials Simon Travis, DPhil FRCP Translational Gastroenterology Unit Oxford, UK

Diffuse, mucosal inflammation Characterised by bloody diarrhoea (96%), Distribution: proctitis (40%), distal (40%), extensive (20%) Activity: Remission (50%), mild or moderate (45%/yr), severe (5%/year) EU: About 500,000 cases of UC (120 cases/100000 and 456m population in EU25) Costs €1800 per patient per year EU health care costs = € 1 bn/yr Odes World J Gastroenterol 2008:14:6641-7 USA: About 700,000 cases Costs $2.7bn/yr ($7948/pt/yr 2003-4) Kappelman et al. Gastroenterology 2008;135:1907 ACG Guidelines 2010 Kornbluth, Sachar Am J Gastroenterol 2010;105:501-523 European (ECCO) Consensus Guidelines Stange, Travis et al JCC 2008; 2:1-92 Odes World J Gastroenterol 2008 Ulcerative Colitis January 19, 2011 39

Crohn's Disease Patchy, transmural inflammation Characterized by pain, non-bloody diarrhoea and weight loss Distribution: terminal ileal (30%), colonic (30%), ileocolic (30%), other Variable pattern: inflammatory, fistulating, or stricturing Differs from UC Only 30% have isolated colonic disease Strictures Fistulas Affects about 250,000 people in USA Costs $3.6bnyr ($10952 pa vs $2898 matched controls; 2003-4) Kappelman et al Gastroenterology 2008;135:1907 European (ECCO) Consensus Guidelines on CD J Crohn's & Colitis 2010;4:7-101 January 19, 2011 40

Management of Mild to Moderate UC

Induction

Oral 5-ASA
- Mesalazine 1.5–4.8 g/d
- Balsalazide 6.75 g/d
- Sulfasalazine 4–6 g/d

±

Rectal 5-ASA

→ **1st-Line**

↓

Corticosteroids → **2nd-Line**

↓

Infliximab → **3rd-Line**

↓

Maint

5-ASA, AZA/6-MP, infliximab

Extensive (pancolitis)



ECCO Consensus on UC: management *J Crohn's & Colitis* 2008;**2**:24-56.

January 19, 2011

41

Recognition of Need for Better Therapy January 19, 2011 42

Inert matrix Hydrophilic matrix Budesonide and the Multi Matrix System (MMX(r)) Gastroprotectant layer LV hydrophilic - amphipatic polymer matrix HV hydrophilic polym. matrix Inert matrix material Drug (+ excipient) January 19, 2011 43

Budesonide MMX(r) 9mg Budesonide Highly potent corticosteroid Low systemic bioavailability Established value as topical therapy in UC and targeted delivery for CD Budesonide MMX (Ultesa(tm)) Gastro-resistant MMX delivery Two large phase III trials in UC NCT00679380 MMX 9mg vs 6mg vs Entocort (r) vs placebo NCT00679432 MMX 9mg vs 6mg vs Asacol(r) 2.4g vs placebo Mean (SD) plasma conc. after single dose of budesonide-MMX: Transit through various gut regions January 19, 2011 44

Ultesa(tm) Phase 3 Study Design US & EU Studies US & EU Studies US & EU Studies January 19, 2011 45

Ultesa(tm) Phase 3 Study Data Headline Results: US & EU Studies Ultesa 9 mg met statistical significance on the primary endpoint for both US & EU studies: p-value 0.0143 (US); 0.0047 (EU) The frequency of treatment-related adverse events and serious adverse events including potential glucocorticoid-related adverse events were similar between study groups (pooled US and EU data) January 19, 2011 46

Ultesa™ Phase 3 Study Data
Primary Endpoint Efficacy Analysis (US & EU Studies)

Remission rates after 8 weeks of treatment



U.S. Phase III Clinical Study (N= 489)
20%
15%
10%
5%
0%
7.4%
17.9%*
13.2%
12.1%
Placebo n=121
Ultesa 9mg n=123
Ultesa 6mg n=121
Asacol® n=124
E.U. Phase III Clinical Study (N= 410)
20%
15%
10%
5%
0%
4.5%
17.4%*
8.3%
12.6%**
Placebo N=89
Ultesa 9mg N=109
Ultesa 6mg N=109
Entocort® EC n=103

* Statistically significant vs. placebo at the p=0.025 level.
** Statistically significant vs. placebo at the p=0.05 level
Not powered to show a statistical difference between Ultesa treatment and Asacol or Entocort reference arms

January 19, 2011 47

US Study CB-01-02/01 PlaceboN= 121n (%) MMX 9 mgN= 123n (%) MMX 6 mgN= 121n (%) AsacolN= 124n (%) Patients in Remission 9 (7.4) 22 (17.9) 16 (13.2) 15 (12.1) p-value 0.0143 0.1393 0.2200 EU Study CB-01-02/02 PlaceboN= 89n (%) MMX 9 mgN= 109n (%) MMX 6 mgN= 109n (%) EntocortN= 103n (%) Patients in Remission 4 (4.5) 19 (17.4) 9 (8.3) 13 (12.6) p-value 0.0047 0.2876 0.0481 Pooled Analysis PlaceboN= 210n (%) MMX 9 mgN= 232n (%) MMX 6 mgN= 230n (%) Patients in Remission 13 (6.2) 41 (17.7) 25 (10.9) P-value 0.0002 0.0809 * SAP defined ITT excluded patients with normal histology at baseline, GCP and major protocol violations Ultesa(tm) Phase 3 Study Data Primary Endpoint Efficacy Analysis* (US & EU Studies) January 19, 2011 48

Impact of Different Definitions on Outcomes

- Differences in defining remission 'within' a clinical trial
  - ASCEND I and II studies: retrospective analysis[1]
  - EGF study: in-study analysis[2]

Study	ASCEND I/II			EGF Study		
Index	Mayo/DAI			Powell-Tuck	UC-DAI	SSS*
Criteria Included	Stool frequency Rectal bleeding Sigmoidoscopy PFA PGA			Bowel frequency Stool consistency Abdominal pain Rectal Bleeding Temperature Sigmoidoscopy	Stool frequency Rectal bleeding Mucosal appearance Physician's rating	Stool consistency Blood in stool Nocturnal defecation
Remission Score	0	≤ 1	≤ 2	≤ 4	0-1	0
Remission Rate	22%	28%	50%	83%	33%	83%

1. Katz et al. *Gastroenterol* 2006;130(Suppl 2):A-482. Abstract. T1136
2. Sinha et al. *N Eng J Med* 2003;349:350-357

*SSS: Simplified Symptom Score[2]

January 19, 2011
49

Contrasting Remission Rates Lialda(r) and Ultesa(tm) Protocol Design Differences Lialda(r) and Ultesa(tm) Protocol Design Differences Lialda(r) and Ultesa(tm) Protocol Design Differences January 19, 2011 50

Treatment related AE data from U.S. and E.U. studies Ultesa(tm) Phase 3 Safety Assessment Adverse Event Profile January 19, 2011 51

Ultesa(tm) Phase 3 Safety Assessment Plasma Cortisol (Pooled Data) Symbols indicate the mean plasma Cortisol level for each visit for each treatment. Error bars indicate the 25th and 75th percentiles. Treatments are offset for ease of readability. January 19, 2011 52

Conclusions Budesonide MMX(r) (Ultesa(tm)) was shown to induce remission in active ulcerative colitis in two Phase III clinical studies Two Phase III studies: US and EU, 1020 patients enrolled Robust selection: histological disease activity at baseline (quality control) Real remission: no bleeding, normal stool frequency, confirmed by endoscopy Placebo response: screwed down to 6.2% (vs 17.7% Ultesa(tm) 9mg/d for 8 weeks, p=0.0002, pooled analysis) Comparable results in both studies: 17.9% 9mg/d vs 7.4% pbo in US (p=0.013) 17.4% 9mg/d vs 4.5% pbo in EU (p=0.0047) Excellent safety profile AEs no different between Ultesa(tm) and placebo 53 January 19, 2011

January 19, 2011 54

Perspective on Treatment of Ulcerative Colitis in the U.S. William J. Sandborn, M.D. University of California San Diego La Jolla, California

Estimates of IBD Prevalence – North America

Location	Prevalence Date	UC Prevalence (per 100K population)
Olmsted County, MN	Jan 1, 2005	273
Manitoba	1998 – 2000	248
Canada, 5-province	1998 – 2000	194
9 HMO (CCFA/CDC)	1999 – 2001	191
PharMetrics	2003 – 04	238

Ingle SB, et al. Gastroenterology 2007;132(Suppl):A19. Bernstein CN, et al. Am J Gastroenterol 2006;101:1559. Herrinton LJ, et al. Inflamm Bowel Dis 2007;13:451. Kappelman MD, et al. Clin Gastroenterol Hepatol 2007;5:1424.

January 19, 2011

56

Management of UC

Induction

Oral 5-ASAs
- Mesalamine 1.5–4.8 g/d
- Balsalazide 6.75 g/d
- Sulfasalazine 4–6 g/d

and/or

Rectal 5-ASA or
Rectal steroid

↓

Oral steroid

AZA/6-MP

Infliximab

↓

Maint

5-ASA, AZA/6-MP, infliximab

Distal (left-sided, proctitis)



Extensive (pancolitis)



Kornbluth A, Sachar D. *Am J Gastroenterol.* 2004;99:1371.
Baumgart DC, Sandborn WJ. *Lancet.* 2007;369:1641.

January 19, 2011

57

5-ASA Formulations

Azo-Bonded Agents[1]


O
NHS
O

Sulfasalazine



Olsalazine


Inert carrier

Balsalazide

Mesalamine Formulations[1,2]



Asacol®

Delayed-Release:
pH-dependent soluble polymer–coated tablets (release at pH ≥7)



Lialda™

Delayed Release:
Gastro-resistant polymer film–coated tablets (release at pH ≥7)



Controlled Release:
Ethylcellulose-coated microgranules (time-dependent release)



Granules*:
pH-dependent soluble polymer, polyacrylate-dispersion

* Manufactured in Germany; currently not available in the U.S.

1. Adapted from Baumgart DC, Sandborn WJ. *Lancet*. 2007;369:1641.
2. Lialda (delayed release mesalamine) [package insert]. Wayne, PA: Shire USA; Jan 2007.

January 19, 2011
58

5-Aminosalicylate (5-ASA, Mesalamine) for UC Effective for induction and maintenance of response and remission in mild to moderate UC Advances More formulations No clear differences in efficacy Higher unit doses Some can be given once daily No clear dose response above 2.4 g/day January 19, 2011 59

Significant Improvement Placebo 23 Mesalamine 1.6 g 43 Mesalamine 2.4 g 49 Remission Placebo 5 Mesalamine 1.6 g 14 Mesalamine 2.4 g 14 *Mucosal healing not assessed †Defined as "in remission" (complete resolution of all symptoms with all assessment scores = 0), OR "improved" (reduction in PGA score and ?1 other component score and no score increased) ‡P=.03 §P=.003 Sninsky CA et al. Ann Intern Med. 1991;115:350. ‡ § * † * Percent of patients Percent of patients Delayed Release Oral Mesalamine: Mild-to-Moderate Active Ulcerative Colitis January 19, 2011 60

Kamm1 -2.4 g/day in divided doses, 4.8 g/day as a single daily dose Lichtenstein2 -2.4 and 4.8 g/day as a single daily dose 1. Kamm MA. Gastroenterology. 2007;132:66. 2. Lichtenstein GR. Clin Gastroenterol Hepatol. 2007;5:95. Patients in Clinical and Endoscopic Remission at Week 8 (%) 0 10 20 30 40 50 60 70 80 90 100 41 22 41 P=0.01* P=0.007* 13 34 29 P<0.001* P=0.009* 2.4 g/day Placebo Delayed-Release Mesalamine† 4.8 g/day *P-values represent active treatment vs placebo †Lialda Remission at Week 8 With Delayed-Release Mesalamine in Mild to Moderate UC January 19, 2011 61

Treatment Success Placebo 48 Mesalamine 0.8 g 63 Mesalamine 1.6 g 70 †Defined as "maintenance of endoscopic remission at 6 months" (score of 0 out of 3 on sigmoidoscopic scale) ‡P=.05 §P=.005 Hanauer SB et al. Ann Intern Med. 1996;124:204. ‡ § † Percent of patients Delayed Release Oral Mesalamine: Ulcerative Colitis Maintenance of Endoscopic Remission January 19, 2011 62

Steroids for UC Effective for induction of response and remission in moderate to severe UC Advances No long term efficacy Increased risk of infection and mortality January 19, 2011 63

Clinical response Clinical remission Placebo (n=101) 41 16 Cortisone (n=109) 69 41 *Clinical remission defined as 1 or 2 stools/day without blood †Clinical response defined as improved or clinical remission Truelove SC. Br Med J. 1954;4884:375. P<0.001 P<0.001 * † Oral Cortisone: Mild-to-Severe Active Ulcerative Colitis: Clinical Response and Remission at 6 Weeks January 19, 2011 64

Mucosal healing Placebo (n=57) 11 Cortisone 100 mg/d (n=63) 30 *Defined as normal or near normal (slight hyperemia or granularity) mucosa Truelove SC. Br Med J. 1954;4884:375. P=.02 * Oral Cortisone: Mild-to-Severe Active Ulcerative Colitis: Mucosal Healing at 6 Weeks January 19, 2011 65

Lewis JD, et al. Am J Gastroenterol. 2008;103:1428-1435. Hazard Ratio 95% CI: (2.26-3.5) 95% CI: (1.65-3.75) Recent Use of Corticosteroids Current Use of Corticosteroids Mortality Associated with Current and Recent Corticosteroid Use - Adjusted HR (95% CI) January 19, 2011 66

Azathioprine for UC Widely used for maintenance of remission and steroid sparing in moderate to severe UC Advances Meta-analysis showed equivocal/ modest efficacy 4-fold increase in risk of non-Hodgkins lymphoma (majority linked to EBV) January 19, 2011 67

Estimate of Efficacy of AZA for Treatment Success in UC Patients: Meta-Analysis Leung Y, et al. Dig Dis Sci. 2008;53:1455-1461. Pooled RR Estimate Across Five Trials January 19, 2011 68

Toxicity of Azathioprine and 6-Mercaptopurine in Inflammatory Bowel Disease Opportunistic Infections Lymphoma Meta-analysis of 6 studies showed that AZA/6MP treatment is associated with 4-fold increase (SIR = 4.2 [95% CI = 2.1 - 7.5]) in risk of EBV-positive lymphoma Bone marrow depression (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% (leukopenia) 2 - 5% Kandiel A, et al. Gut. 2005:54;1121-1125. 0 10 January 19, 2011 69

Anti-Tumor Necrosis Factor Antibody (Infliximab) for UC Induces and maintains clinical response and remission, mucosal healing, and steroid sparing January 19, 2011 70

†P?.003 vs placebo ‡P<.001 vs placebo 8 Weeks 30 Weeks Placebo 6 11 IFX 5 mg/kg 34 26 IFX 10 mg/kg 28 36 8 Weeks 30 Weeks 54 Weeks Placebo 15 16 17 IFX 5 mg/kg 39 34 35 IFX 10 mg/kg 32 37 34 ‡ ‡ ‡ † † ‡ ‡ ‡ ACT 1 ACT 2 ‡ ‡ Rutgeerts P. N Engl J Med. 2005;353:2462. Infliximab Induction and Maintenance Therapy in Patients with Ulcerative Colitis: Clinical Remission January 19, 2011 71

Anti-TNF Antibody Toxicity Non-Hodgkin's lymphoma Hepatosplenic T cell lymphoma in children on infliximab or adalimumab + azathioprine ? Skin cancer ? Solid tumors Serious infections Opportunistic Infections (including granulomatous infections such as tuberculosis and histoplasmosis) January 19, 2011 72

Conventional ileostomy (Brooke) Continent ileostomy (Kock pouch) Ileal pouch-anal anastomosis Ileorectal anastomosis CP1288478-73 Surgical Options in Ulcerative Colitis January 19, 2011 73

Risks Of Surgical Therapy For Ulcerative Colitis Increased stool frequency (median 6/day, 1/night) Fecal incontinence Pouchitis (50%) Cuffitis (? 20%) Reoperation for SBO due to adhesions Reoperation for ventral hernia Female infertility (50%) Permanent stoma (30-40%) Pouch excision (10%) Mortality dependent on surgical center volume January 19, 2011 74

Potential Role of Budesonide MMX(r) (Ultesa(tm)) in the Therapy of UC Primary induction therapy Induction therapy in patients failing mesalamine Adjunctive therapy in patients receiving azathioprine, 6- mercaptopurine or infliximab Maintenance therapy in patients who received induction therapy with budesonide MMX Microscopic colitis (collagenous colitis and lymphocytic colitis) Pouchitis January 19, 2011 75

Conclusions Ulcerative colitis is a chronic condition with high morbidity Many patients treated with mesalamine do not achieve remission Treatment with conventional steroids, azathioprine and 6-mercaptopurine, and infliximab has important limitations Surgery is not an optimal solution, it leads to irreversible loss of gastrointestinal function and contributes to cumulative disability experienced by patients with IBD January 19, 2011 76

Overview of HAE Treatment Options in the U.S. Bruce L. Zuraw, M.D. Chief, Allergy & Immunology, UCSD

Hereditary Angioedema (HAE) January 19, 2011 78

Epidemiology of HAE Estimated prevalence is difficult to ascertain Autosomal dominant inheritance Varying estimates of as high as 1 in 30,000 to as low as 1 in 80,000 Probably to 4000-10,000 affected individuals in United States No known ethnic or gender differences Average attack frequency in untreated patients Approximately one episode per 10-14 days Disease severity is highly variable Between patients and within families Up to 40% of patients in past died from laryngeal angioedema Patients continuing to die, even now January 19, 2011 79

HAE Attack Characteristics Angioedema, often quite severe Attacks prolonged Increasing intensity over first 24 hrs Resolving over next 2-4 days Pts may be ill 3-8 days or more per 2 weeks Extremity attacks Inability to go to work/school; Compartment syndromes Abdominal attacks Freq. need hospitalization, narcotics, IV fluids Often history of negative exploratory laparotomy Oro-pharyngeal-laryngeal attacks Less common, but significant risk of mortality Need for intubation; occasionally tracheotomy January 19, 2011 80

Bork K, et al. Am J Med. 2006;119:267-274 Location and Onset of HAE Symptoms Retrospective study 221 HAE patients 5736 patient-years of observation 131,110 angioedema attacks January 19, 2011 81

Zuraw BL. N Engl J Med. 2008;359:1027-1036 Corticosteroids Antihistamines Epinephrine Treatment of Acute HAE Attacks Pre-2008 No reliable US FDA-approved therapy for acute attacks Extremity attacks No treatment given Often disabling Gastrointestinal attacks Often required hospitalization Risk of narcotic addiction Oropharyngeal attacks Hospitalize with careful observation Timely intubation, if necessary Be prepared for tracheotomy Fresh-frozen plasma Caveat lector January 19, 2011 82

Bradykinin is the Mediator of AE in HAE January 19, 2011 83

Zuraw BL. Immunol Allergy Clin North Am. 2006;26:691-708. Bradykinin Theory: Therapeutic Implications January 19, 2011 84

pdC1INH (Berinert®) for Acute HAE Attacks



P = 0.0025 vs placebo
P = 0.2731 vs placebo
100
90
80
70
60
50
40
30
20
10
0
% of patients
0
1
2
3
4
Time to onset of symptom relief [hours]
pdC1INH-p 20 U/kg bw (N=43)
pdC1INH-p 10 U/kg bw (N=39)
Placebo (N=42)

January 19, 2011

Craig, JACI 2009 p801

85

Zuraw, NEJM 2010 p513 pdC1INH-nf (Cinryze(r)) for Acute HAE Attacks p = 0.019 vs placebo January 19, 2011 86

Riedl, Ann Allergy Asthma Immunol. 2010;105:430 Beginning of improvement Sustained improvement Plog rank = 0.09 Plog rank = 0.005 Plog rank = 0.04 Ecallantide (Kalbitor(r)) for Acute HAE Attacks Ecallantide Placebo January 19, 2011 87

Cicardi, NEJM 2010 p532 and Shire Press Release 12/1/10 FAST-1 (USA) FAST-2 (Europe) FAST-3 (World) p = 0.14 p < 0.001 p < 0.001 (N=44) (N=44) Icatibant (Firazyr(r)) for Acute HAE attacks January 19, 2011 88

Recombinant Human C1INH Recombinant human C1INH Rhucin(r) (Pharming/Santarus) hC1INH cDNA driven by mammary promoter rhC1INH from breast milk of transgenic rabbits Identical to plasma C1INH at protein level Post-translational (glycosylation) changes Inhibits proteases same as plasma C1INH January 19, 2011 89 van Doorn, JACI, 116:876, 2005. rhC1INH (Rhucin(r)) Pharmacokinetics January 19, 2011 90

d rhC1INH (Rhucin(r)) for Acute HAE Attacks Zuraw, JACI 126:821 2010 Time (hours) P = 0.013 P < 0.001 January 19, 2011 91

Emerging Guidelines for HAE Treatment Treatment should maximize patient health Abort attacks with early & effective treatment Minimize disruption of school, job, & sleep Avoid significant side effects Treatment should be individualized All patients should have effective therapy available to treat all attacks, preferably at home Ideally, all attacks should be treated early Patients not adequately managed by on-demand treatment should be considered for prophylaxis January 19, 2011 92

Rhucin(r) Versus Other HAE Treatments Rhucin advantages Drug supply is elastic and virtually inexhaustible Higher dosage normalizes C1-INH level and may be more effective in stopping attacks Lack of risk of infectious agents from human plasma Rhucin disadvantages Potential allergic reactions to rabbit January 19, 2011 93

Summary HAE is an uncommon but serious disease Key to minimizing morbidity and mortality is early recognition HAE results from C1INH mutations Bradykinin is the mediator of swelling Historical treatments variably effective but suboptimal New consensus emerging for improved treatment outcomes Emerging novel therapies changing approach to disease Cinryze(r): approved for prophylactic use Berinert(r) approved for acute therapy Ecallantide (Kalbitor(r)) approved for acute therapy Rhucin(r) submitted to FDA and approved in Europe for acute therapy Icatibant (Firazyr(r)) approved in Europe and Brazil for acute therapy, soon to be submitted to FDA January 19, 2011 94

SAN-300 (Anti-VLA-1 Antibody) Mark C. Totoritis, M.D. Senior Vice President, Biologics Santarus, Inc. SAN-300 (Anti-VLA-1)

SAN-300 (Anti-VLA-1) Overview

- Novel approach to autoimmune/inflammatory disease therapy
- The Target
  - Integrin VLA-1 ($\alpha 1 \beta 1$ integrin)
  - Major collagen receptor
  - Expressed on activated T cells and monocytes
  - VLA-1 mediates migration, retention and proliferation of these cells at sites of inflammation

January 19, 2011 96

VLA-1 Mediates Cell-Matrix Interactions January 19, 2011 97

SAN-300 (Anti-VLA-1) Overview SAN-300 Humanized IgG1? antibody manufactured by recombinant expression in mammalian cells Binds ?1 subunit of VLA-1 with high affinity and inhibits adhesion to matrix molecules at low antibody concentration Non-depleting Existing drug supply adequate for early phase clinical trials Composition of matter patent expiry 2022; 12 yrs data exclusivity January 19, 2011 98

Anti-VLA-1 Preclinical Efficacy Strong efficacy in multiple preclinical models Rheumatoid arthritis Inflammatory bowel disease Psoriasis Corneal transplant Kidney disease (nephritis) Asthma Others January 19, 2011 99

Normal Arthritic - IgG Control Arthritic - a1 Treated H&E Toluidine blue Anti-VLA-1 Reduces Cellular Infiltrate And Joint Erosion de Fougerolles et al. J Clin Invest 2000;105:721-29 January 19, 2011 100

Krieglstein et al. J.Clin Invest 2002;110:1773-82 Anti-VLA-1 Inhibits Inflammation In DSS Colitis Model January 19, 2011 101

Anti-VLA-1 Inhibits Inflammation In Psoriasis Model In Psoriasis Model In Psoriasis Model Conrad et al. Nat Med 2007;13:836-42 January 19, 2011 102

Ben-Horin et al. J Clin Immunol 2007;27:580-88 VLA-1+ T cells Correlate With Disease State in Human RA January 19, 2011 103

Rheumatoid Arthritis Rheumatoid Arthritis January 19, 2011 104

SAN-300 Initial Indication Initial indication: Rheumatoid arthritis Strong technical rationale Efficacy in multiple arthritis models - both prophylactic and therapeutic protocols High unmet medical need ?50% inadequate response to TNF inhibitors Clear development and regulatory path FDA guidance and claims structure Efficient proof-of-concept Relatively small early phase trial size and well-defined outcome measures Significant commercial opportunity New biologics expected to drive market growth over next decade January 19, 2011 105

SAN-300 Proposed Phase I Study

Design	Randomized, placebo-controlled, blinded, single-center, single-dose, dose-escalation study
Objectives	Primary: to evaluate safety and tolerability of single doses of anti-VLA-1 Secondary: to characterize the PK and PD of single doses of anti-VLA-1
Sample Size & Treatment Center	• N = approximately 60 • Phase 1 Study Unit - Australia
Population	Healthy subjects Patients with active RA on background DMARDs
Treatment	8 cohorts (including 2 cohorts with active RA) will receive single doses of SAN-300
Study Start	Late March/April 2011
Study Completion	First half 2012

January 19, 2011 106

Santarus Offers Attractive Mix of Commercial & Development Opportunities Development Opportunities Development Opportunities *Zegerid(r) is a non-promoted prescription product that continues to generate revenue. In addition, Zegerid OTC(r) is promoted by Merck Consumer Care. GlaxoSmithKline and Norgine have rights to Zegerid in certain territories outside the U.S. Positive results in two Phase III studies Enrolling patients in Phase III in TD BLA submitted late December 2010 Phase II to begin in early 2011 Phase I to begin in late March/April 2011 - RA is first targeted indication January 19, 2011 107

Question & Answer Session